EXHIBIT 10.15

                       AMENDMENT TO EMPLOYMENT AGREEMENT


This Agreement is made as of December 23, 1997, by and between Moto Photo, Inc. a Delaware Corporation (`Employer''), and Frank M. Montano (``Employee''):

The parties have entered into an Employment Agreement as of June 1, 1996 and wish to amend that Agreement as set forth herein.

Section 3 is hereby deleted in its entirety and replaced with a new Section 3 which shall read:

`3. Term. The term of the Employee's employment with Employer shall continue until December 31, 2000. Commencing January 1, 2000, the term of this Agreement shall be extended so that the term of this Agreement shall always be for a period of one year until and unless either party gives the other party a one year notice to terminate the Employees employment under this Agreement, unless sooner terminated in accordance with Section 11 of this Agreement. The term of Employees Employment under this Agreement shall be extended in accordance with
Section 10 of this Agreement.''

The first paragraph of Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with a new Section 2 which shall read:

`2. Compensation. As base compensation for Employee's services to Employer during the term of this Agreement, Employer shall pay Employee a regular salary at the rate of $165,000 per year payable in such manner as the Employer pays its other executives. In addition, the Employee shall be entitled to a bonus for the fiscal year ended December 31, 1998 in an amount equal to $30,000 if the Employers pre-tax income is $2,600,000 or greater, plus 5% of the Employers pre-tax income in excess of $2,600,000, including the gains or loses from the sale of company stores, as determined by the Employers independent accountants. Such income determination will be final and binding and any bonus will be paid to the extent due according to the calculation in this Section, by March 30 of the following year. Such pre-tax income will be determined after adding back any bonuses of executives (including Employee) of the Employer who have a bonus based on pre-tax corporate income to the pre-tax of income of Employer as verified by Employee's independent CPA firm.''



IN THE WITNESS WHEREOF, the parties have executed this amendment the day and year first above written:





Witnesses                          EMPLOYER:
                                   MOTO PHOTO, INC.

                                   By:
                                      ---------------------------
                                          Michael F. Adler
-------------------------
                                          Chairman & CEO



                                   EMPLOYEE:

                                   By:
                                      ---------------------------